Exhibit 10.1

FIRST AMENDMENT TO

SJW CORP.

EXECUTIVE SEVERANCE PLAN

(Amended and Restated effective January 1, 2008)

Section 1(i) of SJW Corp.’s Executive Severance Plan is amended effective July 23, 2008 to read in full as follows:

(i)          “Officer” shall mean (i) any individual who has been elected as an officer of SJW Corp. or San Jose Water Company by the Board of Directors and is serving in such capacity at any time during the applicable time period set forth in Section 2(a) of the Plan, unless expressly excluded from coverage under the Plan by the Board of Directors at the time of such election, and (ii) any individual who has been elected as an officer of any other member of the Employer Group and has been expressly designated by the Executive Compensation Committee of the Board of Directors as a participant in the Plan and is serving in such capacity at any time during the applicable time period set forth in Section 2(a) of the Plan.  The persons who are Officers as of January 1, 2008 are set forth on Exhibit A.

IN WITNESS WHEREOF, SJW Corp. has caused this instrument to be executed in its name by its duly authorized officer, all as of the day and year first above written.

SJW CORP.

By:	/s/ W. Richard Roth

Its:	President and Chief Executive Officer

Dated: July 23, 2008